Exhibit 99.12(c)

EXHIBIT 12 (c)

Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Cohen & Steers Total Return Realty Fund, Inc. (RFI)

Cohen & Steers Total Return Realty Fund, Inc. (NYSE: RFI) (the “Fund”), acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund intends to include long-term capital gains, where applicable, as part of the regular quarterly cash distributions to its shareholders.  This policy will give the Fund greater flexibility to realize long-term capital gains and to distribute those gains on a regular quarterly basis.

The Board of Directors of the Fund declared a quarterly distribution per share for the first quarter 2016.  Please review the following information and important disclosures set forth below.

Amount of Distribution	Ex-Dividend Date	Record Date	Payable Date
$0.2400	March 18, 2016	March 22, 2016	March 31, 2016

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the sources indicated in the table.  All amounts are expressed per common share.

DISTRIBUTION ESTIMATES

			YEAR-TO-DATE (YTD)
	March 2016		March 31, 2016*
		% of
	Per Share	Current	Per Share	% of 2016
Source	Amount	Distribution	Amount	Distributions
Net Investment Income	$0.0680	28.33%	$0.0680	28.33%
Net Realized Short-Term Capital Gains	$0.0000	0.00%	$0.0000	0.00%
Net Realized Long-Term Capital Gains	$0.1720	71.67%	$0.1720	71.67%
Return of Capital (or other Capital Source)	$0.0000	0.00%	$0.0000	0.00%
Total Current Distribution	$0.2400	100.00%	$0.2400	100.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.  The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The amounts and sources of distributions year-to-date may be subject to additional adjustments.

*THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The Fund’s Year-to-date Cumulative Total Return for fiscal year 2016 (January 1, 2016 through February 29, 2016) is set forth below. Shareholders should take note of the relationship between the Year-to-date Cumulative Total Return with the Fund’s Cumulative Distribution Rate for 2016. Moreover, the Fund’s Average Annual Total Return for the five year period ending February 29, 2016 is set forth below. Shareholders should also note the relationship between the Average Annual Total Return with the Fund’s Current Annualized Distribution Rate for 2016. In addition, the performance and distribution rate information disclosed in the table below is based on the Fund’s net asset value per share (NAV). The Fund’s NAV is calculated as the total market value of all the securities and other assets held by the Fund minus the total liabilities, divided by the total number of shares outstanding. While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s individual investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance and Distribution Rate Information:

Year-to-date January 1, 2016 to February 29, 2016
Year-to-date Cumulative Total Return(1)	-3.75%
Cumulative Distribution Rate(2)	1.83%

Five year period ending February 29, 2016
Average Annual Total Return(3)	9.22%
Current Annualized Distribution Rate(4)	7.33%

(1)	Year-to-date Cumulative Total Return is the percentage change in the Fund’s NAV over the year-to-date time period including distributions paid and assuming reinvestment of those distributions.
(2)

Cumulative Distribution Rate for the Fund’s current fiscal period (January 1, 2016 through February 29, 2016) measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of February 29, 2016.

(3)

Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five year period ending February 29, 2016. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of those distributions.

(4)	The Current Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV as of February 29, 2016.

The source of all distributions paid by the Fund, including net investment income, is subject to change. This is because the Fund invests primarily in real estate investment trusts (REITs) and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital.  The estimates shown above are based on the prior year breakdown of distributions from the REIT securities held by the Fund.  Until the Fund receives a final determination from these companies as to the source of distributions — generally around January 31 of the following year — the Fund cannot provide a final determination of the source of distributions paid.

This Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share.  Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof.  Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital.  A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.  The Board of Directors of the Fund may amend, terminate or suspend the managed distribution policy at any time, which could have an adverse effect on the market price of the Fund’s shares.

Shareholders should not use the information provided in preparing their tax returns. Shareholders will receive a Form 1099-DIV for the calendar year indicating how to report fund distributions for federal income tax purposes.

Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Cohen & Steers Total Return Realty Fund, Inc. (RFI)

Cohen & Steers Total Return Realty Fund, Inc. (NYSE: RFI) (the “Fund”), acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund intends to include long-term capital gains, where applicable, as part of the regular quarterly cash distributions to its shareholders.  This policy will give the Fund greater flexibility to realize long-term capital gains and to distribute those gains on a regular quarterly basis.

The Board of Directors of the Fund declared a quarterly distribution per share for the second quarter 2016.  Please review the following information and important disclosures set forth below.

Amount of Distribution	Ex-Dividend Date	Record Date	Payable Date
$0.2400	June 20, 2016	June 22, 2016	June 30, 2016

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the sources indicated in the table.  All amounts are expressed per common share.

DISTRIBUTION ESTIMATES

			YEAR-TO-DATE (YTD)
	June 2016		June 30, 2016*
		% of
	Per Share	Current	Per Share	% of 2016
Source	Amount	Distribution	Amount	Distributions
Net Investment Income	$0.0763	31.79%	$0.1481	30.85%
Net Realized Short-Term Capital Gains	$0.0000	0.00%	$0.0000	0.00%
Net Realized Long-Term Capital Gains	$0.1637	68.21%	$0.3319	69.15%
Return of Capital (or other Capital Source)	$0.0000	0.00%	$0.0000	0.00%
Total Current Distribution	$0.2400	100.00%	$0.4800	100.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.  The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The amounts and sources of distributions year-to-date may be subject to additional adjustments.

*THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The Fund’s Year-to-date Cumulative Total Return for fiscal year 2016 (January 1, 2016 through May 31, 2016) is set forth below. Shareholders should take note of the relationship between the Year-to-date Cumulative Total Return with the Fund’s Cumulative Distribution Rate for 2016. Moreover, the Fund’s Average Annual Total Return for the five year period ending May 31, 2016 is set forth below. Shareholders should also note the relationship between the Average Annual Total Return with the Fund’s Current Annualized Distribution Rate for 2016. In addition, the performance and distribution rate information disclosed in the table below is based on the Fund’s net asset value per share (NAV). The Fund’s NAV is calculated as the total market value of all the securities and other assets held by the Fund minus the total liabilities, divided by the total number of shares outstanding. While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s individual investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance and Distribution Rate Information:

Year-to-date January 1, 2016 to May 31, 2016
Year-to-date Cumulative Total Return(1)	4.53%
Cumulative Distribution Rate(2)	3.44%

Five year period ending May 31, 2016
Average Annual Total Return(3)	9.91%
Current Annualized Distribution Rate(4)	6.88%

(1)	Year-to-date Cumulative Total Return is the percentage change in the Fund’s NAV over the year-to-date time period including distributions paid and assuming reinvestment of those distributions.
(2)

Cumulative Distribution Rate for the Fund’s current fiscal period (January 1, 2016 through May 31, 2016) measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of May 31, 2016.

(3)

Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five year period ending May 31, 2016. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of those distributions.

(4)	The Current Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV as of May 31, 2016.

The source of all distributions paid by the Fund, including net investment income, is subject to change. This is because the Fund invests primarily in real estate investment trusts (REITs) and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital.  The estimates shown above are based on the prior year breakdown of distributions from the REIT securities held by the Fund.  Until the Fund receives a final determination from these companies as to the source of distributions — generally around January 31 of the following year — the Fund cannot provide a final determination of the source of distributions paid.

This Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share.  Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof.  Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital.  A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.  The Board of Directors of the Fund may amend, terminate or suspend the managed distribution policy at any time, which could have an adverse effect on the market price of the Fund’s shares.

Shareholders should not use the information provided in preparing their tax returns. Shareholders will receive a Form 1099-DIV for the calendar year indicating how to report fund distributions for federal income tax purposes.